UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 16, 2023

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 Ocean Ave, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Teresa Luong as Chief Financial Officer

On February 21, 2023, TrueCar, Inc. (the “Company”) announced that it had appointed Teresa Luong as its Chief Financial Officer on February 16, 2023.

Ms. Luong, age 50, has served as the Company’s Senior Vice President, Finance since March 2022, prior to which she was Vice President, Finance, Reporting & Technical Accounting from April 2021 to March 2022, Vice President, Financial Reporting & Technical Accounting from November 2018 to April 2021, Senior Director, SEC Reporting from April 2015 to November 2018, and Director, SEC Reporting from February 2014 to March 2015. Before joining the Company, Ms. Luong served as the Director of Finance for Conversant, Inc., a digital marketing services company. Before that, she served in a number of accounting and leadership roles at the Arden Group, Inc., Click2Asia, Inc., and KPMG, LLP. Ms. Luong holds a B.S. in Business Administration with an emphasis in Accounting from San Francisco State University.

Other than the Employment Agreement (as defined below), there are no arrangements or understandings between Ms. Luong and any other person pursuant to which she was selected as Chief Financial Officer. There are no family relationships between Ms. Luong and any director or executive officer of the Company and Ms. Luong has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with Ms. Luong’s appointment, Jantoon Reigersman, the Company’s Executive Vice President and Chief Financial Officer, relinquished his role as the Company’s Chief Financial Officer on February 16, 2023. Mr. Reigersman will continue in his position as the Company’s Executive Vice President and Chief Operating Officer.

In connection with her appointment as Chief Financial Officer, Ms. Luong will also serve as the Company’s principal accounting officer.

Employment Agreement with Ms. Luong

In connection with her appointment as Chief Financial Officer, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Luong on February 16, 2023. Under the terms of the Employment Agreement, Ms. Luong’s employment remains on an at-will basis. She will be paid a base salary of $400,000, less applicable tax withholdings and subject to review and adjustment based upon the Company’s normal performance review practices, and she will be eligible for a discretionary bonus targeted at 50% of her base salary. Additionally, the Company may, in its discretion, grant additional discretionary bonus amounts to Ms. Luong from time to time. The Employment Agreement provides that Ms. Luong is eligible to participate in the benefits programs generally available to employees of the Company on the same terms as other similarly-situated employees.

The Employment Agreement also provides that at the first meeting of the Compensation and Workforce Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) after February 16, 2023 (the “Start Date”), the Company will recommend that the Compensation Committee grant her (i) an award of restricted stock units of the Company (“RSUs”) covering 105,263 shares of the Company’s common stock (the “RSU Grant”) pursuant to a Company equity incentive plan and an award agreement. Additionally, the Employment Agreement provides that at the first meeting of the Compensation Committee after the Start Date (or, if later, the date the Company grants 2023 performance-based equity awards to other non-CEO executives of the Company), the Company will recommend that the Compensation Committee grant Ms. Luong an award of performance-based RSUs covering 122,150 shares of the Company’s common stock (the “PSU Grant”) pursuant to a Company equity incentive plan and an award agreement. Further, the Company will recommend that (x) the RSU Grant vest in approximately equal quarterly installments over 16 quarters, with vesting beginning on the 15th day of the month including the Start Date; and (y) the PSU Grant be subject to substantially the same terms and conditions (other than the number of shares subject to the award), including vesting conditions as performance-based equity awards granted in 2023 to other non-CEO executives of the Company. Vesting of the RSU Grant is subject to Ms. Luong’s continued service with the Company through each vesting date. Ms. Luong will be eligible to receive additional equity awards pursuant to plans or arrangements the Company may have in effect from time to time determined in the discretion of the Board or the Compensation Committee.

Under the Employment Agreement, if the Company terminates Ms. Luong’s employment for a reason other than Cause (as defined in the Employment Agreement), or she resigns from her employment for Good Reason (as defined in the Employment Agreement), then, in addition to earned but unpaid amounts, subject to Ms. Luong’s signing a release of claims agreement with the Company and her continued compliance with the terms of the Employment Agreement and a confidential information agreement entered into with the Company, she will receive as severance: (i) continuing payments of her base salary as in effect on the date of the termination during the period beginning with her termination through the six-month anniversary of her termination, plus an additional two months for each year of service at the Company at the time of the termination (the “Severance Period”); (ii) if such termination occurs before a Change in Control (as defined in the Employment Agreement), the immediate vesting of each of her then-outstanding equity awards as to the number of Shares subject to each equity award that otherwise would have vested had she remained an employee of the Company through the 12-month anniversary of her termination date; or, if such termination occurs upon or after a Change in Control, the immediate vesting as to 100% of each of her outstanding equity awards that both are outstanding as of the employment termination date and were granted at least 90 days before the applicable Change in Control; and (iii) reimbursement or direct payment, as determined by the Company, of certain continuing health care benefits for up to 12 months following her termination.

If Ms. Luong’s employment with the Company terminates due to her death or Disability (as defined in the Employment Agreement), then, in addition to earned but unpaid amounts, subject to Ms. Luong (or her estate’s) signing a release of claims agreement with the Company and her continued compliance with the Employment Agreement and a confidential information agreement entered into with the Company, each of her then-outstanding equity awards will immediately vest and she (or her estate) will receive certain continuing health care benefits during the Severance Period.

If a Change in Control occurs while Ms. Luong remains an employee of the Company, if she remains employed with the Company (or any successor or subsidiary thereof) as of the first day following the 12-month anniversary of the Change in Control, then 100% of any of Ms. Luong’s equity awards that both are outstanding as of such date and were granted to her at least 90 days before the Change in Control will vest at such time.

The Employment Agreement further provides that, if the severance payments and other benefits payable to Ms. Luong constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then her severance and other benefits will either be delivered in full or delivered to such lesser extent that would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by her on an after-tax basis of the greatest amount of benefits.

Item 7.01 Regulation FD Disclosure.

On February 21, 2023, the Company issued a press release announcing the appointment of Ms. Luong. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and in Item 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by TrueCar, Inc., dated February 21, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date:  February 21, 2023

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary